SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549-1004



                                       FORM 8-K

                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




          Date of Report (Date of earliest event reported) November 12, 1995



                                  CORDIS CORPORATION
                (Exact name of registrant as specified in its charter)



                FLORIDA                 0-3274               59-0870525

        (State of other         (Commission File       (I.R.S. Employer
        jurisdiction of         Number)                Identification
        incorporation or                               Number)
        organization)

        5200 BLUE LAGOON DRIVE                         33126
        SUITE 200                                    (Zip Code)
        MIAMI, FLORIDA



          Registrant's telephone number, including area code (305) 824-2000

                                                                          2
        Item 5. Other Events

        On November 12, 1995, Cordis Corporation, a Florida corporation (the "Company"), Johnson & Johnson, a New Jersey corporation ("J&J"), and JNJ Merger Corp., a Florida corporation and a wholly owned subsidiary of J&J ("Merger Corp."), entered into an Agreement and Plan of Merger (the "Merger Agreement"), upon and subject to the terms and conditions of which Merger Corp. will be merged (the "Merger") with the Company and the Company will become a wholly owned subsidiary of J&J. In the Merger, each issued and outstanding share of the common stock of the Company, other than shares owned by J&J, the Company or any subsidiary of J&J, will be converted into the right to receive that number of shares of common stock of J&J equal to the amount obtained by dividing $109 by the average per share closing price of the J&J common stock for the ten trading days immediately preceding the date of the consummation of the Merger. A copy of the Company's and J&J's joint press release dated November 13, 1995 is attached hereto as Exhibit 99 and is incorporated herein by reference. A copy of the Merger Agreement is attached hereto as Exhibit No. 2, and is incorporated herein by reference.

        Item 7.  Financial Statement and Exhibits.

        (c)  Exhibits.

             (2) - Agreement and Plan Merger dated as of November 12, 1995, among Johnson & Johnson, JNJ Merger Corp. and Cordis Corporation.

             (99) - Joint Press Release of Cordis Corporation and Johnson & Johnson dated November 13, 1995.

                                           SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      CORDIS CORPORATION

                                 By:  /s/Robert C. Strauss
                                      ----------------------
                                      ROBERT C. STRAUSS
                                      Chairman, President and
                                      Chief Executive Officer

                                    EXHIBIT INDEX
                                    -------------

     Exhibit No.         Description                                  Page
     -----------         -----------                                  ----



          2              Agreement and Plan of
                         Merger dated as of November 12,
                         1995 among Johnson & Johnson, JNJ
                         Merger Corp. and Cordis Corporation.

          99             Joint Press Release of Cordis
                         Corporation and Johnson & Johnson dated
                         November 13, 1995.